                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund,
Concept Series, Real Estate Income Fund 2, Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-02695 of our opinion dated August 10, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 18, 1999